EXHIBIT 4.1

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2020

PEOPLES BANCORP INC.
138 Putnam Street
Marietta, OH 45750
(740) 373-3155

March 1, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Peoples Bancorp Inc. - Annual Report on Form 10-K for the fiscal year ended December 31, 2020

Ladies and Gentlemen:

Peoples Bancorp Inc., an Ohio corporation, is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), as executed on March 1, 2021.

Pursuant to the provisions of Item 601(b)(4)(iii) of SEC Regulation S-K, Peoples Bancorp Inc. hereby agrees to furnish to the Securities and Exchange Commission, upon request, copies of instruments and agreements defining (i) the rights of holders of Peoples Bancorp Inc.'s long-term debt or (ii) the rights of holders of the long-term debt of one of Peoples Bancorp Inc.'s consolidated subsidiaries, not being filed or incorporated by reference as an exhibit to the Form 10-K. The long-term debt authorized under such instruments and agreements does not exceed 10% of the total assets of Peoples Bancorp Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

Peoples Bancorp Inc.

/s/ KATIE BAILEY
Katie Bailey
Executive Vice President,
Chief Financial Officer and Treasurer